Exhibit 10.14

MORTGAGE LOAN PURCHASE AGREEMENT

between

ALESCO LOAN HOLDINGS TRUST

as Mortgage Loan Seller

and

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

as Purchaser

Dated as of

June 29, 2007

i

EXHIBITS AND SCHEDULE TO

MORTGAGE LOAN PURCHASE AGREEMENT

Exhibit 1	Contents of Mortgage File
Exhibit 2	Mortgage Loan Schedule Information
Exhibit 3	Mortgage Loan Seller’s Information
Exhibit 4	Purchaser’s Information
Exhibit 5	Schedule of Lost Certificates
Exhibit 6	Appendix E – Standard & Poor’s Anti-Predatory Lending Categorization
Schedule A	Required Ratings for Each Class of Notes
Schedule B	Mortgage Loan Schedule

ii

MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of June 29, 2007, as amended and supplemented by any and all amendments hereto (collectively, the “Agreement”), by and between ALESCO LOAN HOLDINGS TRUST, a Maryland business trust (the “Mortgage Loan Seller”) and STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., a Delaware corporation (the “Purchaser”).

Upon the terms and subject to the conditions of this Agreement, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, first lien mortgage loans secured primarily by one- to four-family residential properties and individual condominium units (collectively, the “Mortgage Loans”) as described herein. The Purchaser has established Bear Stearns ARM Trust 2007-2, a Delaware statutory trust (the “Issuing Entity”) pursuant to a Short Form Trust Agreement, dated as of June 26, 2007 between the Purchaser and Wilmington Trust Company (the “Owner Trustee”), as amended and restated on June 29, 2007 (the “Trust Agreement”), among the Purchaser, the Owner Trustee and Wells Fargo Bank, N.A. (the “Securities Administrator”). The Purchaser intends to sell the Mortgage Loans to the Issuing Entity pursuant to a Sale and Servicing Agreement, dated as of June 29, 2007 (the “Sale and Servicing Agreement”) among the Purchaser, the Issuing Entity, the Mortgage Loan Seller, Citibank, N.A., as indenture trustee (the “Indenture Trustee”), the Securities Administrator and Wells Fargo Bank, N.A. as master servicer (in such capacity, the “Master Servicer”). The Issuing Entity, pursuant to an Indenture, dated as of June 29, 2007 (the “Indenture”) among the Issuing Entity, the Indenture Trustee and the Securities Administrator intends to pledge the Mortgage Loans to the Indenture Trustee and, issue and transfer to the Purchaser the Bear Stearns ARM Trust 2007-2, Mortgage-Backed Notes, Series 2007-2 and the Notes issued pursuant to the Trust Agreement (the “Notes”). The Notes will be transferred by the Purchaser to the Mortgage Loan Seller or its designee as partial consideration for the sale of the Mortgage Loans. The Master Servicer will master service the Mortgage Loans on behalf of the Issuing Entity pursuant to the Sale and Servicing Agreement. The servicing of the Mortgage Loans will be provided by Countrywide Home Loans Servicing LP and Wells Fargo Bank, N.A. pursuant to the related Servicing Agreements as specified in Appendix A to the Indenture which will be assigned to the Issuing Entity on the Closing Date pursuant to the related Servicing Agreement. The representations and warranties made by each Servicer and the remedies for breach thereof will be assigned to the Issuing Entity on the Closing Date pursuant to, and to the extent provided in the related Servicing Agreement. The representations and warranties made by American Home and Countrywide Home Loans and the remedies for breach thereof will be assigned to the Issuing Entity on the Closing Date pursuant to, and to the extent provided in the related Sale Agreement.

The Purchaser has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Number 333-140247) relating to its Mortgage-Backed Notes and the offering of certain series thereof (including certain classes of the Notes) from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”). Such registration statement, when it became effective under the Securities Act, and the prospectus relating to the public offering of certain classes of the Notes by the Purchaser (the “Public Offering”), as each may be amended or supplemented from time to time pursuant to the Securities Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively. The “Term Sheet Supplement” shall mean the term sheet supplement, dated June 11, 2007, relating to certain classes of the Notes. The “Term Sheet” shall mean the term sheet, dated June 28, 2007, relating to certain classes of the Notes. The “Prospectus Supplement” shall mean that supplement, dated June 28, 2007, to the Prospectus, dated June 28, 2007, relating to certain classes of the Notes. With respect to the Public Offering of certain classes of the Notes, the Purchaser and Bear, Stearns & Co. Inc. (“Bear Stearns”) have entered into a terms agreement dated as of June 11, 2007 to an underwriting agreement dated February 26, 2007 (together, the “Underwriting Agreement”).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1. Definitions. Certain terms are defined herein. Capitalized terms used herein but not defined herein shall have the meanings specified in the Sale and Servicing Agreement. The following other terms are defined as follows:

Acquisition Price: Cash in an amount equal to $            *            .         (plus $            *            .         in accrued interest).

American Home: American Home Mortgage Corp.

American Home Sale Agreement: That certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of September 1, 2005, between Citigroup and American Home, as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006, among the Mortgage Loan Seller, Citigroup and American Home.

Bear Stearns: Bear, Stearns & Co. Inc.

Citibank: Citibank, N.A.

Citibank Custodial Agreement: The custodial agreement, dated as of June 29, 2007, among Alesco, the Issuing Entity, Structured Asset Mortgage Investments II Inc. as depositor, the Indenture Trustee, the Securities Administrator, the Master Servicer and Citibank as custodian relating to the Mortgage Loans identified in such custodial agreement

Citigroup: Citigroup Global Markets Realty Corp.

Citigroup Sale Agreement: Any of (i) that certain Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 15, 2003, between Citigroup and Countrywide Home Loans, as amended by that Amendment Reg AB, dated as of February 28, 2006, and as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of December 6, 2006, among the Mortgage Loan Seller, Citigroup and Countrywide Home Loans and (ii) that certain Amended and Restated Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of November 1, 2005, as amended by that

*	Please contact Bear Stearns for pricing information.

certain Assignment, Assumption and Recognition Agreement, dated as of February 28, 2006, among the Mortgage Loan Seller, Citigroup and MortgageIT, Inc.

Closing Date: June 29, 2007.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Co-op Stock: With respect to a Co-op Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related residential cooperative housing corporation.

Countrywide Home Loans: Countrywide Home Loans, Inc.

Countrywide Sale Agreement: Any of (i) that Mortgage Loan Purchase and Servicing Agreement, dated as of December 8, 2006, between Countrywide Home Loans and the Mortgage Loan Seller, as amended by that Amendment Reg AB, dated as of December 8, 2006, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007, among Countrywide Servicing, the Mortgage Loan Seller and the Issuing Entity, and acknowledged and agreed to by Wells Fargo Bank, N.A., as master servicer and (ii) that Mortgage Loan Purchase and Servicing Agreement, dated as of September 29, 2006, between Countrywide Home Loans and the Mortgage Loan Seller, as amended by Amendment No. 1, dated as of October 17, 2006, and as amended by that Amendment Reg AB, dated as of October 25, 2006, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007, among Countrywide Servicing, the Mortgage Loan Seller and the Issuing Entity.

Countrywide Servicing: Countrywide Home Loans Servicing LP.

Countrywide Servicing Agreement: Any of the Countrywide Sale Agreements and that certain Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 15, 2003, between Citigroup and Countrywide Home Loans, as amended by that Amendment Reg AB, dated as of February 28, 2006, and as amended by that certain Assignment, Assumption and Recognition Agreement, dated as of December 6, 2006, among the Mortgage Loan Seller, Citigroup and Countrywide Home Loans.

Custodial Agreement: Any of the Wells Fargo Custodial Agreement or the Citibank Custodial Agreement.

Custodian: Any of Wells Fargo, as custodian under the Wells Fargo Custodial Agreement or Citibank, as custodian under the Citibank Custodial Agreement.

Cut-off Date: June 1, 2007.

Cut-off Date Balance: $1,086,615,226.90.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

Due Date: With respect to each Mortgage Loan, the date in each month on which its scheduled payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the Wells Fargo Servicing Agreement.

Fitch: Fitch, Inc., or its successors in interest.

Master Servicer: Wells Fargo Bank, N.A., in its capacity as Master Servicer under the Sale and Servicing Agreement or any of its successors thereto.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

Moody’s: Moody’s Investors Service, Inc., or its successors in interest.

Mortgage: The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

Mortgage File: The items referred to in Exhibit 1 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Rate: For each Mortgage Loan, the Mortgage Interest Rate for such Mortgage Loan less the Servicing Fee Rate and the Lender-Paid PMI Rate (if applicable) expressed as a per annum rate.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Owner Trustee.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Purchase Price: With respect to any Mortgage Loan required to be purchased by the Mortgage Loan Seller or Underlying Seller pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) 100% of the principal remaining unpaid on such Mortgage Loan as of the date of purchase (including if a foreclosure has already occurred, the principal balance of the related Mortgage Loan at the time the Mortgaged Property was acquired), net of any Servicing Advances and Advances attributable to principal and payable to the purchaser of the Mortgage Loan if such purchaser is also the Master Servicer of such Mortgage Loan, (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate through and including the last day of the month of such purchase, net of any portion of the Servicing Fee and any Servicing Advances and Advances attributable to interest that is payable to the purchaser of the Mortgage Loan if such purchaser is also the Master Servicer of such Mortgage Loan, plus (iii) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

Rating Agencies: Standard & Poor’s, Moody’s and Fitch, each a “Rating Agency.”

Sale Agreement: Any of American Home Sale Agreement, Citigroup Sale Agreement, Countrywide Servicing Agreement and Wells Fargo Servicing Agreement, as applicable.

Sale and Servicing Agreement: That certain Sale and Servicing Agreement, dated as of June 1, 2007, among Structured Asset Mortgage Investments II Inc., as depositor, Alesco Loan Holdings Trust, as seller, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Wilmington Trust Company, as owner trustee.

Securities Act: The Securities Act of 1933, as amended.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Servicer: Wells Fargo or Countrywide, as applicable.

Servicing Agreement: Any of the Countrywide Servicing Agreement or Wells Fargo Servicing Agreement, as applicable.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or its successors in interest.

Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan which must meet, on the date of such substitution, the requirements stated herein and in the Sale and Servicing Agreement with respect to such substitution; upon such substitution, such mortgage loan shall be a “Mortgage Loan” hereunder.

Underlying Seller: American Home, Countrywide Home Loans, Wells Fargo or Citigroup, as applicable.

Value: The value of the Mortgaged Property at the time of origination of the related Mortgage Loan, such value being the lesser of (i) the value of such property set forth in an appraisal accepted by the applicable originator of the Mortgage Loan or (ii) the sales price of such property at the time of origination.

Wells Fargo: Wells Fargo Bank, N.A.

Wells Fargo Custodial Agreement: The custodial agreement, dated as of June 29, 2007, among Alesco, the Issuing Entity, Structured Asset Mortgage Investments II Inc. as depositor, the Indenture Trustee, the Securities Administrator, the Master Servicer and Wells Fargo as custodian relating to the Mortgage Loans identified in such custodial agreement.

Wells Fargo Sale Agreement: Any of (i) that certain Amended and Restated Master Mortgage Loan Purchase Agreement dated as of March 1, 2006 by and between Wells Fargo and Citigroup and (ii) those certain Assignment and Conveyance Agreements (2006-W95, 2006-W96 and 2006-W97) dated as of November 28, 2006 between Wells Fargo and Citigroup.

Wells Fargo Servicing Agreement: Any of (i) that certain Amended and Restated Flow Servicing Agreement, dated as of March 1, 2006, by and between Wells Fargo and Citigroup, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007 among Wells Fargo, the Mortgage Loan Seller and the Issuing Entity, relating to the Mortgage Loans sold pursuant to the Wells Fargo Sale Agreement and (ii) that certain Amended and Restated Flow Servicing Agreement, dated as of March 1, 2006, by and between Wells Fargo and Citigroup, as amended by the Assignment, Assumption and Recognition Agreement, dated as of June 29, 2007 among Wells Fargo, the Mortgage Loan Seller and the Issuing Entity, relating to the Mortgage Loans sold pursuant to the American Home Sale Agreement and the Citigroup Sale Agreement.

SECTION 2. Purchase and Sale of the Mortgage Loans and Related Rights.

(a) Upon satisfaction of the conditions set forth in Section 10 hereof, the Mortgage Loan Seller agrees to sell, and the Purchaser agrees to purchase Mortgage Loans having an aggregate outstanding principal balance as of the Cut-off Date equal to the Cut-off Date Balance.

(b) The closing for the purchase and sale of the Mortgage Loans and the closing for the issuance of the Notes will take place on the Closing Date at the office of the Purchaser’s counsel in New York, New York or such other place as the parties shall agree.

(c) Upon the satisfaction of the conditions set forth in Section 10 hereof, on the Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition Price for the Mortgage Loans in immediately available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller and shall deliver the Notes to the Mortgage Loan Seller or its designee.

(d) In addition to the foregoing, on the Closing Date the Mortgage Loan Seller assigns to the Purchaser all of its right, remedies, title and interest in the Sale Agreements to the extent relating to the Mortgage Loans, notwithstanding that with respect to the Sale Agreements (other than the Citigroup Sale Agreement) the Mortgage Loan Seller specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties. With respect to the Citigroup Sale Agreement, the Mortgage Loan Seller assigns to the Assignee any right, title and interest in, to or under the representations and warranties and the entitlement to enforce all of the obligations of the Purchaser thereunder insofar as they relate to the Mortgage Loans, including, without limitation, the enforcement of the document delivery requirements, and the ability to enforce all of the obligations of the Purchaser thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties.

SECTION 3. Mortgage Loan Schedules. The Mortgage Loan Seller agrees to deliver or cause to be delivered to the Purchaser as of the date hereof a listing of the Mortgage Loans (the “Mortgage Loan Schedule”) setting forth the information listed on Exhibit 2 to this Agreement with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller. The Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date and shall be in form and substance mutually agreed to by the Mortgage Loan Seller and the Purchaser.

SECTION 4. Mortgage Loan Transfer.

(a) The Purchaser will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due after the Cut-off Date (regardless of when actually collected) and all payments thereon, other than scheduled principal and interest due on or before the Cut-off Date but received after the Cut-off Date. The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date (including payments collected after the Cut-off Date) and all payments thereon, other than scheduled principal and interest due after the Cut-off Date but received on or before the Cut-off Date. Such principal amounts and any interest thereon belonging to the Mortgage Loan Seller as described above will not be included in the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the Mortgage Loan Schedule.

(b) Pursuant to various conveyancing documents to be executed on the Closing Date and pursuant to the Sale and Servicing Agreement, the Purchaser will assign on the Closing Date all of its right, title and interest in and to the Mortgage Loans to the Issuing Entity and, pursuant to the Indenture, the Issuing Entity will assign all of its right, title and interest to the Mortgage Loans to the Indenture Trustee for the benefit of the Noteholders, to secure the Notes issued pursuant to the Indenture. In connection with the transfer and assignment of the Mortgage Loans, the Mortgage Loan Seller has delivered or will deliver or cause to be delivered to the Indenture Trustee or the respective Custodian on behalf of the Indenture Trustee by the Closing Date or such later date as is agreed to by the Purchaser and the Mortgage Loan Seller (each of the Closing Date and such later date is referred to as a “Mortgage File Delivery Date”), the items of each Mortgage File; provided, however, in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (a) in lieu of the original Mortgage, assignments to blank or to the Indenture Trustee or intervening assignments thereof which have been delivered, are being delivered or shall, upon receipt of recording information relating to such documents required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification substantially to the effect that such copy is a true and correct copy of the original; (b) in lieu of the Mortgage, assignment to blank or to the Indenture Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification to such effect) the Mortgage Loan Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (c) in lieu of the Mortgage Notes relating to the Mortgage Loans, the Mortgage Loan Seller may deliver a lost note affidavit and indemnity; provided, further, however, that in the case of the Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Indenture Trustee, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Payment Account on the Closing Date. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the related Custodian, promptly after they are received. The Indenture Trustee shall cause the Mortgage and intervening assignments, if any, and the assignment of the Mortgage to be recorded not later than 180 days after the Closing Date unless such assignment is not required to be recorded under the terms set forth in Section 6(a) hereof.

(c) In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Indenture Trustee further agrees that it will cause, at the Mortgage Loan Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Mortgage Loan Seller to the Purchaser, and by the Purchaser to the Indenture Trustee in accordance with this Agreement for the benefit of the Noteholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Indenture Trustee and (b) the code in the field “Pool Field” which identifies the series of the Notes issued in connection with such Mortgage Loans. The Indenture Trustee further agrees that it will not, and will not permit any Servicer or the Master Servicer to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of the Sale and Servicing Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of the Sale and Servicing Agreement.

(d) The Mortgage Loan Seller and the Purchaser acknowledge hereunder that all of the Mortgage Loans and the related servicing will ultimately be assigned to Citibank, N.A., as Indenture Trustee on behalf of the Noteholders, on the date hereof.

SECTION 5. Examination of Mortgage Files.

(a) On or before the Mortgage File Delivery Date, the Mortgage Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for examination which may be at the offices of the Indenture Trustee or the Mortgage Loan Seller’s custodian. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s rights to demand cure, repurchase, or substitution for as provided in this Agreement.

(b) Pursuant to the related Custodial Agreement, on the Closing Date the respective Custodian, on behalf of the Indenture Trustee, for the benefit of the Noteholders, will acknowledge receipt of each Mortgage Loan, by delivery to the Master Servicer, the Depositor, the Mortgage Loan Seller and the Indenture Trustee of an initial certification in the form attached as Exhibit One to the related Custodial Agreement.

(c) Pursuant to the related Custodial Agreement, within 90 days of the Closing Date, the Indenture Trustee will review or shall cause the respective Custodian to review items of the Mortgage Files as set forth on Exhibit 1 and will deliver to the Master Servicer, the Depositor, the Mortgage Loan Seller and the Indenture Trustee an interim certification substantially in the form of Exhibit Two to the related Custodial Agreement. If the Indenture Trustee or respective Custodian, as its agent, finds any document listed on Exhibit 1 not to have been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Mortgage Loan Schedule or to appear defective on its face to review criteria specified in Section 2.01 of the Sale and Servicing Agreement (a “Material Defect”), the Indenture Trustee in accordance with the Sale and Servicing Agreement or the respective Custodian, as its agent, shall promptly notify the Mortgage Loan Seller and the related Underlying Seller of such Material Defect. The Mortgage Loan Seller or the related Underlying Seller, as applicable, shall correct or cure any such Material Defect within the number of days specified in the Sale and Servicing Agreement or the Sale Agreement, as applicable, from the date of notice from the Indenture Trustee or the respective Custodian, as its agent, of the Material Defect and if the related Underlying Seller or the Mortgage Loan Seller, as applicable, fails to correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Noteholders in the Mortgage Loan, the related Underlying Seller or the Mortgage Loan Seller, as applicable, will, in accordance with the terms of the Sale and Servicing Agreement or related Sale Agreement, within 90 days of the date of notice, provide the Indenture Trustee with a Replacement Mortgage Loan or purchase the related Mortgage Loan at the applicable Purchase Price; provided, however, that if such defect relates solely to the inability of the related Underlying Seller or Mortgage Loan Seller, as applicable, to deliver the Security Instrument, assignment thereof to the Indenture Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the related Underlying Seller or Mortgage Loan Seller, as applicable, shall not be required to purchase such Mortgage Loan if the related Underlying Seller or Mortgage Loan Seller, as applicable, delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(d) Pursuant to the related Custodial Agreement, within 180 days of the Closing Date, the Indenture Trustee or the respective Custodian on its behalf will review, for the benefit of the Noteholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Master Servicer, the Depositor, the Mortgage Loan Seller and the Indenture Trustee a Final Certification. In conducting such review, the Indenture Trustee or the respective Custodian on its behalf will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Indenture Trustee or the respective Custodian on its behalf has received either an original or a copy thereof, as required in Section 2.01 of the Sale and Servicing Agreement (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01 of the Sale and Servicing Agreement, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Indenture Trustee or the respective Custodian on its behalf finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Schedule B or to appear defective on its face, the Indenture Trustee or the respective Custodian on its behalf shall note such defect in the exception report attached to the Final Certification and shall promptly notify the related Underlying Seller and the Mortgage Loan Seller. The related Underlying Seller or the Mortgage Loan Seller, as applicable, shall correct or cure any such defect or, the related Underlying Seller or the Mortgage Loan Seller, as applicable may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.04 of the Sale and Servicing Agreement or in the related Sale Agreement, as applicable, or shall deliver to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee to the effect that such defect does not materially or adversely affect the interests of Noteholders in such Mortgage Loan within the number of days specified in the Sale and Servicing Agreement or the Sale Agreement, as applicable, from the date of notice from the Indenture Trustee of the defect and if the related Underlying Seller or the Mortgage Loan Seller, as applicable, is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, related Underlying Seller or the Mortgage Loan Seller, as applicable, subject to Section 2.04 of the Sale and Servicing Agreement or the related Sale Agreement, within 90 days from the notification of the Indenture Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of related Underlying Seller or the Mortgage Loan Seller, as applicable, to deliver the Mortgage, assignment thereof to the Indenture Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, related Underlying Seller or the Mortgage Loan Seller, as applicable, shall not be required to purchase such Mortgage Loan, if related Underlying Seller or the Mortgage Loan Seller, as applicable, delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

(e) At the time of any substitution, related Underlying Seller or the Mortgage Loan Seller, as applicable, shall deliver or cause to be delivered the Substitute Mortgage Loan, the related Mortgage File and any other documents and payments required to be delivered in connection with a substitution pursuant to the Sale and Servicing Agreement or the related Sale Agreement. At the time of any purchase or substitution, the Indenture Trustee in accordance with the terms of the Sale and Servicing Agreement shall (i) assign to the related Underlying Seller or the Mortgage Loan Seller, as applicable, and shall release or cause the respective Custodian to release the documents (including, but not limited to, the Mortgage, Mortgage Note and other contents of the Mortgage File) in the possession of the respective Custodian relating to the Deleted Mortgage Loan and (ii) execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the related Underlying Seller or the Mortgage Loan Seller, as applicable, title to such Deleted Mortgage Loan.

(f) It is understood and agreed that the obligation under this Agreement and the Sale and Servicing Agreement of the Mortgage Loan Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Mortgage Loan Seller respecting such breach available to Noteholders, the Depositor or the Indenture Trustee. Additionally, Alesco Financial Inc. shall guarantee the Mortgage Loan Seller’s obligations to cure, repurchase or substitute Mortgage Loans as to which there has been a breach. American Home is the Underlying Seller with respect to the Mortgage Loans sold pursuant to the American Home Sale Agreement. Citigroup is the Underlying Seller with respect to the Mortgage Loans sold pursuant to the Citigroup Sale Agreement. Countrywide is the Underlying Seller with respect to the Mortgage Loans sold pursuant to the

Countrywide Sale Agreement. Wells Fargo is the Underlying Seller with respect to the Mortgage Loans sold pursuant to the Wells Fargo Sale Agreement.

SECTION 6. Recordation of Assignments of Mortgage.

(a) The Purchaser shall cause each assignment of the Security Instrument from the Mortgage Loan Seller to the Indenture Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided to the Indenture Trustee (with a copy to the respective Custodian) which states that the recordation of such assignments is not necessary to protect the interests of the Noteholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage, as the Mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns; provided, however, notwithstanding the delivery of any such Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Purchaser in the manner described above, at no expense to the Mortgage Loan Seller or the Indenture Trustee, upon the earliest to occur of (i) reasonable direction by the Holders of Notes aggregating at least 25% of the Certificate Principal Balance of the Notes, (ii) the occurrence of a Master Servicer Event of Default or an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller and, (iv) the occurrence of a servicing transfer or an assignment of the master servicing as described in Section 6.02 of the Sale and Servicing Agreement or (v) with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

While each such Mortgage or assignment is being recorded, if necessary, the Purchaser shall leave or cause to be left with the Indenture Trustee a certified copy of such Mortgage or assignment. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Indenture Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Mortgage Loan Seller as set forth in Section 11.

(b) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser, as contemplated by this Agreement be, and be treated as, a sale. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held by a court to continue to be property of the Mortgage Loan Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the applicable Uniform Commercial Code; (ii) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Mortgage Loan Seller to the Purchaser of a security interest in all of the Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to the extent the Purchaser would otherwise be entitled to own such Mortgage Loans and proceeds pursuant to Section 4 hereof, including all amounts, other than investment earnings, from time to time held or invested in any accounts created pursuant to the Sale and Servicing Agreement, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Purchaser, the Issuer or the Indenture Trustee of Mortgage Certificates and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof or pursuant to the Sale and Servicing Agreement shall also be deemed to be an assignment of any security interest created hereby. The Mortgage Loan Seller hereby authorizes the Purchaser, to the extent consistent with this Agreement, to take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Sale and Servicing Agreement.

SECTION 7. Representations and Warranties of Mortgage Loan Seller Concerning the Mortgage Loans.

(a) The Mortgage Loan Seller hereby represents and warrants to the Purchaser as of the Closing Date, or such other date as may be specified below with respect to each Mortgage Loan being sold by it, that:

(i) The information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects.

(ii) Immediately prior to the transfer to the Purchaser, the Mortgage Loan Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement.

(iii) Each Mortgage Loan and the prepayment penalty associated with the Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(iv) No mortgage loan is a “High Cost Loan” or “Covered Loan,” as applicable, (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date, attached hereto as Exhibit 6) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(v) With respect to each representation and warranty with respect to any Mortgage Loan made by the Underlying Sellers in the Sale Agreements that is made as of the related Closing Date (as defined in the applicable Sale Agreement), no event has occurred since the related Closing Date (as defined in the applicable Sale Agreement) that would render such representations and warranties to be untrue in any material respect as of the Closing Date.

(b) It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Mortgage Loan Seller as to any Substitute Mortgage Loan as of the date of substitution.

(c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 7 of the Mortgage Loan Purchase Agreement or in any Sale Agreement that materially and adversely affects the interests of the Noteholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Mortgage Loan Seller hereby covenants with respect to the representations and warranties set forth in Section 7 of the Mortgage Loan Purchase Agreement and each Underlying Seller covenants in the related Sale Agreement covenants with respect to the representations and warranties set forth in the related Sale Agreement regarding the Mortgage Loans sold pursuant to such Sale Agreement, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Noteholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) remove such Mortgage Loan from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Indenture Trustee at the Purchase Price; provided that, any such substitution pursuant to (i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Indenture Trustee and the Securities Administrator of an Opinion of Counsel if required by Section 2.05 of the Sale and Servicing Agreement and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Securities Administrator and the Indenture Trustee of a Request for Release. With respect to the representations and warranties in Section 7 of the Mortgage Loan Purchase Agreement or the representations and warranties contained in each Sale Agreement that are made to the best of the Mortgage Loan Seller’s or Underlying Seller’s knowledge, as applicable, if it is discovered by any of the Depositor, the Master Servicer, the Mortgage Loan Seller, the Securities Administrator, the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Mortgage Loan Seller’s or Underlying Seller’s knowledge, as applicable, lack of knowledge with respect to the substance of such representation or warranty, the Mortgage Loan Seller or Underlying Seller, as applicable, shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing. Alesco Financial Inc. shall guarantee the Mortgage Loan Seller’s obligations to cure, repurchase or substitute Mortgage Loans as to which there has been a breach.

(d) In the event that an Underlying Seller is obligated to repurchase a Mortgage Loan pursuant to the related Sale Agreement, and the purchase price therefore pursuant to the related Sale Agreement is greater than the Purchase Price, the difference shall be paid to the Mortgage Loan Seller.

SECTION 8. Representations and Warranties Concerning the Mortgage Loan Seller.

(a) As of the Closing Date, the Mortgage Loan Seller represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

(i) the Mortgage Loan Seller (i) is a business trust duly organized, validly existing and in good standing under the laws of the State of Maryland and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s business as presently conducted or on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii) the Mortgage Loan Seller has full requisite power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii) the execution and delivery by the Mortgage Loan Seller of this Agreement have been duly authorized by all necessary action on the part of the Mortgage Loan Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Mortgage Loan Seller or its properties or the articles of formation or trust agreement of the Mortgage Loan Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Mortgage Loan Seller’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv) the execution, delivery and performance by the Mortgage Loan Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(v) this Agreement has been duly executed and delivered by the Mortgage Loan Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Mortgage Loan Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(vi) there are no actions, suits or proceedings pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Mortgage Loan Seller will be determined adversely to the Mortgage Loan Seller and will if determined adversely to the Mortgage Loan Seller materially and adversely affect the Mortgage Loan Seller’s ability to perform its obligations under this Agreement; and the Mortgage Loan Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

SECTION 9. Representations and Warranties Concerning the Purchaser. As of the date hereof and as of the Closing Date, the Purchaser represents and warrants to the Mortgage Loan Seller as follows:

(a) the Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser’s business as presently conducted or on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b) the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c) the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e) this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f) there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g) the Purchaser’s Information (as defined in Section 13(b) hereof) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

SECTION 10. Conditions to Closing.

(a) The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(i) Each of the obligations of the Mortgage Loan Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the Closing Date specified in all material respects; and no event shall have occurred which, with notice or passage of time, would constitute a default under this Agreement or the Sale and Servicing Agreement; and the Purchaser shall have received certificates to that effect signed by authorized officers of the Mortgage Loan Seller.

(ii) The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

(1) The Sale and Servicing Agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Purchaser, and all documents required thereby duly executed by all signatories;

(2) A certificate of an officer of the Mortgage Loan Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto the resolutions of the Mortgage Loan Seller authorizing the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, together with copies of the articles of formation or trust agreement and certificate of good standing of the Mortgage Loan Seller;

(3) One or more opinions of counsel from the Mortgage Loan Seller’s counsel otherwise in form and substance reasonably satisfactory to the Purchaser, the Indenture Trustee and each Rating Agency;

(4) A letter from each of the Rating Agencies giving each Class of Notes set forth on Schedule A hereto the rating set forth therein; and

(5) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended ratings from each Rating Agency for the Notes.

(iii) The Notes to be sold to Bear Stearns pursuant to the Underwriting Agreement and the Purchase Agreement shall have been issued and sold to Bear Stearns .

(iv) The Mortgage Loan Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

(b) The obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(i) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Mortgage Loan Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

(ii) The Mortgage Loan Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Mortgage Loan Seller, duly executed by all signatories other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

(1) The Sale and Servicing Agreement, in form and substance reasonably satisfactory to the Mortgage Loan Seller, and all documents required thereby duly executed by all signatories;

(2) A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Mortgage Loan Seller, and attached thereto the written consent of the member of the Purchaser authorizing the transactions contemplated by this Agreement and the Sale and Servicing Agreement, together with copies of the Purchaser’s certificate of formation, limited liability company agreement, and evidence as to the good standing of the Purchaser dated as of a recent date;

(3) One or more opinions of counsel from the Purchaser’s counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller and the Rating Agencies; and

(4) Such other documents, certificates (including additional representations and warranties) and opinions as may be reasonably necessary to secure the intended rating from each Rating Agency for the Notes.

SECTION 11. Fees and Expenses. Subject to Section 16 hereof, the Mortgage Loan Seller shall pay on the Closing Date or such later date as may be agreed to by the Purchaser (i) the fees and expenses of the Mortgage Loan Seller’s attorneys and the fees and expenses of the Purchaser’s attorneys, (ii) the fees and expenses of Deloitte & Touche LLP, (iii) the fee for the use of Purchaser’s Registration Statement based on the aggregate original principal amount of the Notes and the filing fee of the Commission as in effect on the date on which the Registration Statement was declared effective, (iv) the fees and expenses including counsel’s fees and expenses in connection with any “blue sky” and legal investment matters, (v) the fees and expenses of the Indenture Trustee, the Master Servicer and the Owner Trustee which shall include without limitation the fees and expenses of its counsel with respect to (A) legal and document review of this Agreement, the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Notes and related agreements, (B) attendance at the Closing and (C) review of the Mortgage Loans to be performed by the Indenture Trustee or the respective Custodian on its behalf, (vi) the expenses for printing or otherwise reproducing the Notes, the Prospectus, the Term Sheet Supplement and the Prospectus Supplement, (vii) the fees and expenses of each Rating Agency (both initial and ongoing), (viii) the fees and expenses relating to the preparation and recordation of mortgage assignments (including intervening assignments, if any and if available, to evidence a complete chain of title from the originator to the Indenture Trustee) from the Mortgage Loan Seller to the Indenture Trustee or the expenses relating to the Opinion of Counsel referred to in Section 6(a) hereof, as the case may be and (ix) Mortgage File due diligence expenses and other out of pocket expenses incurred by the Purchaser in connection with the purchase of the Mortgage Loans and by Bear Stearns in connection with the sale of the Notes. The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely basis the fees provided for above which are charged by such third party.

SECTION 12. Accountants’ Letters.

(a) Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Term Sheet. Deloitte & Touche LLP will review the characteristics of a sample of the Mortgage Loans described in the Mortgage Loan Schedule and will compare those characteristics to the description of the Mortgage Loans contained in the Prospectus Supplement under the captions “Summary of Prospectus Supplement—The Mortgage Loans” and “The Mortgage Pool” and in Schedule A thereto. The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review and to deliver the letters required of them under the Underwriting Agreement. Deloitte & Touche LLP will also confirm certain calculations as set forth under the caption “Yield On The Offered Notes” in the Prospectus Supplement.

(b) To the extent statistical information with respect to the Master Servicer’s or a Servicer’s servicing portfolio is included in the Term Sheet Supplement and Prospectus Supplement under the captions “The Master Servicer and the Servicers,” “Mortgage Loan Origination” and “Static Pool Information” a letter from the certified public accountant for the Master Servicer and such Servicer or Servicer’s will be delivered to the Purchaser dated the date of the Prospectus Supplement, in the form previously agreed to by the Mortgage Loan Seller and the Purchaser, with respect to such statistical information.

SECTION 13. Indemnification.

(a) The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser and its directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement of a material fact contained in the Mortgage Loan Seller’s Information as identified in Exhibit 3, the omission to state in the Term Sheet Supplement, the Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Mortgage Loan Seller and in which additional Mortgage Loan Seller’s Information is identified), in reliance upon and in conformity with Mortgage Loan Seller’s Information a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, (ii) any representation or warranty made by the Mortgage Loan Seller in Section 7 or Section 8 hereof being, or alleged to be, untrue or incorrect, and (iii) any failure by the Mortgage Loan Seller to perform its obligations under this Agreement; and the Mortgage Loan Seller shall reimburse the Purchaser, and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Mortgage Loan Seller otherwise may have to the Purchaser or any other such indemnified party.

(b) Pursuant to the Guarantee of Alesco Financial Inc. (“Alesco Financial”), dated as of June 29, 2007, Alesco Financial shall guarantee the prompt, faithful and full payment of the Mortgage Loan Seller’s indemnification obligations described in this Section 13.

(c) The Purchaser and Bear Stearns Mortgage Capital Corporation shall jointly and severally agree to indemnify and hold harmless the Mortgage Loan Seller and its respective directors, officers and controlling persons (as defined in Section 15 of the Securities Act) from and against any loss, claim, damage or liability or action in respect thereof, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement of a material fact contained in the Purchaser’s Information as identified in Exhibit 4, the omission to state in the Term Sheet Supplement, Prospectus Supplement or Prospectus (or any amendment thereof or supplement thereto approved by the Purchaser and in which additional Purchaser’s Information is identified), in reliance upon and in conformity with the Purchaser’s Information, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading; (ii) any representation or warranty made by the Purchaser in Section 9 hereof being, or alleged to be, untrue or incorrect, or (iii) any failure by the Purchaser to perform its obligations under this Agreement; and the Purchaser shall reimburse the Mortgage Loan Seller and each other indemnified party for any legal and other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Purchaser otherwise may have to the Mortgage Loan Seller, or any other such indemnified party,

(d) Promptly after receipt by an indemnified party under subsection (a) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 13 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly (but, in any event, within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there is a conflict of interest between itself or themselves and the indemnifying party in the conduct of the defense of any claim or that the interests of the indemnified party or parties are not substantially co-extensive with those of the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (provided, however, that the indemnifying party shall be liable only for the fees and expenses of one counsel in addition to one local counsel in the jurisdiction involved. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

(e) If the indemnification provided for in paragraphs (a) and (c) of this Section 13 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to in Section 13, then the indemnifying party shall in lieu of indemnifying the indemnified party contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the Mortgage Loans, the offering of the Notes and the other transactions contemplated hereunder. No person found liable for a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

(f) The parties hereto agree that reliance by an indemnified party on any publicly available information or any information or directions furnished by an indemnifying party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Mortgage Loan Seller shall be directed to Alesco Loan Holdings Trust, 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, and notices to the Purchaser shall be directed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179 (Telecopy: (212-272-7206)), Attention: Baron Silverstein; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

SECTION 15. Transfer of Mortgage Loans. The Purchaser retains the right to assign the Mortgage Loans and any or all of its interest under this Agreement to the Issuer, with the understanding that the Issuer will then assign such rights to the Indenture Trustee pursuant to the Sale and Servicing Agreement, without the consent of the Mortgage Loan Seller, and, upon such assignment, the Indenture Trustee, as the ultimate assignee, shall succeed to the applicable rights and obligations of the Purchaser hereunder; provided, however, the Purchaser shall remain entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(a). Notwithstanding the foregoing, the sole and exclusive right and remedy of the Issuer or the Indenture Trustee with respect to a breach of representation or warranty of the Mortgage Loan Seller shall be the cure, purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

SECTION 16. Termination. This Agreement may be terminated (a) by the mutual consent of the parties hereto prior to the Closing Date, (b) by the Purchaser, if the conditions to the Purchaser’s obligation to close set forth under Section 10(a) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller, if the conditions to the Mortgage Loan Seller’s obligation to close set forth under Section 10(b) hereof are not fulfilled as and when required to be fulfilled. In the event of termination pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination pursuant to clause (c), the Purchaser shall pay, all reasonable out-of-pocket expenses incurred by the other in connection with the transactions contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

SECTION 17. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans to the Purchaser (and by the Purchaser to the Owner Trustee). Subsequent to the delivery of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller’s representations and warranties contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage Loans actually delivered to the Purchaser and included in the Mortgage Loan Schedule.

SECTION 18. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 19. Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

SECTION 20. Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

SECTION 21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 22. Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including any amendments hereto which may be required by either Rating Agency.

SECTION 23. Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller, the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and, to the extent specified in Section 13 hereof, Bear Stearns, and their directors, officers and controlling persons (within the meaning of federal securities laws). The Mortgage Loan Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement (including, without limitation, with respect to the Mortgage Loan Seller’s representations and warranties respecting the Mortgage Loans) to the Issuer and that the Issuer may further assign such rights to the Indenture Trustee. Any person into which the Mortgage Loan Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Mortgage Loan Seller), any person resulting from a change in form of the Mortgage Loan Seller or any person succeeding to the business of the Mortgage Loan Seller, shall be considered the “successor” of the Mortgage Loan Seller, as applicable, hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in the two preceding sentences and in Section 15 hereto, this Agreement cannot be assigned, pledged or hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such assignment or purported assignment shall be deemed null and void.

SECTION 24. The Mortgage Loan Seller. The Mortgage Loan Seller will keep in full effect its existence, all rights and franchises as a business trust under the laws of the State of its formation and will obtain and preserve its qualification to do business as a foreign business trust in each jurisdiction in which such qualification is necessary to perform its obligations under this Agreement.

SECTION 25. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

SECTION 26. No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

SECTION 27. Fiduciary Duty. Each party to this Agreement acknowledges that (A) the terms of this Agreement were negotiated at arms length between sophisticated parties represented by counsel, (B) no fiduciary, advisory or agency relationship between the Depositor and the Mortgage Loan Seller has been created as a result of any of the transactions contemplated by this Agreement, irrespective of whether the Mortgage Loan Seller has advised or is advising the Depositor on other matters; and (C) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Depositor with respect to any such matters.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

ALESCO LOAN HOLDINGS TRUST

By:	/s/ John Longino

Name: John Longino
Title: Chief Financial Officer

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

By:	/s/ Baron Silverstein

Name: Baron Silverstein
Title: Vice President

Acknowledged and Agreed:

BEAR STEARNS MORTGAGE CAPITAL CORPORATION

By:	/s/ Baron Silverstein

Name: Baron Silverstein
Title: Assistant Vice President

EXHIBIT 1

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the Purchaser or its designee pursuant to the terms of this Agreement.

(i) the original Mortgage Note, including any riders thereto, endorsed without recourse (A) in blank or to the order of “Citibank, N.A., as Indenture Trustee for Noteholders of Bear Stearns ARM Trust 2007-2, Mortgage-Backed Notes, Series 2007-2,” or (B) in the case of a loan registered on the MERS system, in blank, and in each case showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Indenture Trustee;

(ii) the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form);

(iii) unless the Mortgage Loan is either a MOM Loan or has been assigned to and recorded in the name of MERS, the original assignment to blank, or the assignment (either an original or a certified copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “Citibank, N.A., as Indenture Trustee, on behalf of the Noteholders,” which shall have been recorded (or if clause (a) in the proviso below applies, shall be in recordable form),

(iv) all intervening assignments of the Security Instrument, if applicable and with evidence of recording thereon;

(v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any;

(vi) the original or duplicate original lender’s title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender’s title policy will be delivered within one year of the closing date or, in the event such original lender’s title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

(vii) originals of all modification agreements, if applicable and available;

provided, however, in lieu of the foregoing, the Mortgage Loan Seller may deliver the following documents, under the circumstances set forth below: (a) in lieu of the original Mortgage, assignments to the Indenture Trustee or intervening assignments thereof which have been delivered, are being delivered or shall, upon receipt of recording information relating to such documents required to be included thereon, be delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Mortgage Loan Seller may deliver a true copy thereof with a certification substantially to the effect that such

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copy is a true and correct copy of the original; (b) in lieu of the Mortgage, assignment to blank or to the Indenture Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification to such effect) the Mortgage Loan Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (c) in lieu of the Mortgage Notes relating to the Mortgage Loans, the Mortgage Loan Seller may deliver a lost note affidavit and indemnity; provided, further, however, that in the case of the Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Mortgage Loan Seller, in lieu of delivering the above documents, may deliver to the Indenture Trustee, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Payment Account on the Closing Date. The Mortgage Loan Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the related Custodian, promptly after they are received; provided that the Mortgage Loan Seller need not cause to be recorded any assignment (a) in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor to the Indenture Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Indenture Trustee’s interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as mortgagee of record solely as nominee for the Mortgage Loan Seller and its successors and assigns; provided, however, notwithstanding the foregoing, each assignment shall be submitted for recording by the Mortgage Loan Seller in the manner described above, at no expense to the Issuing Entity or the Indenture Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Notes aggregating at least 25% of the Note Principal Balance of the Notes, (ii) the occurrence of a Master Servicer Event of Default or an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgage Loan Seller or the Mortgage Loan Seller and (iv) the occurrence of a servicing transfer as described in Section 6.02 hereof. Notwithstanding the foregoing, if the Mortgage Loan Seller fails to pay the cost of recording the assignments, such expense shall be paid by the Securities Administrator from funds in the Payment Account in accordance with Section 4.05 of this Agreement. In the event that the Mortgage Loan Seller, the Depositor or the Master Servicer gives written notice to the Indenture Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Mortgage Loan Seller shall submit or cause to be submitted for recording as specified above or, the Mortgage Loan Seller fail to perform such obligations, the Depositor shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust.

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EXHIBIT 2

MORTGAGE LOAN SCHEDULE INFORMATION

The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(a)	the city, state and zip code of the Mortgaged Property;

(b)	the property type;

(c)	the Mortgage Rate;

(d)	the Servicing Fee Rate;

(e)	the Master Servicer’s Fee Rate;

(f)	the LPMI Fee, if applicable;

(g)	the Trustee Fee Rate, if applicable;

(h)	the Net Rate;

(i)	the maturity date;

(j)	the stated original term to maturity;

(k)	the stated remaining term to maturity;

(l)	the original principal balance;

(m)	the first payment date;

(n)	the principal and interest payment in effect as of the Cut-off Date;

(o)	the unpaid principal balance as of the Cut-off Date;

(p)	the Loan-to-Value Ratio at origination;

(q)	the insurer of any Primary Mortgage Insurance Policy;

(r)	the Gross Margin, if applicable;

(s)	the next Adjustment Date, if applicable;

(t)	the Maximum Lifetime Mortgage Rate, if applicable;

(u)	the Minimum Lifetime Mortgage Rate, if applicable;

(v)	the Periodic Rate Cap, if applicable;

(w)	the Loan Group, if applicable;

(x)	a code indicating whether the Mortgage Loan is negatively amortizing;

(y)	which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period;

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(z)	the Prepayment Charge, if any;

(aa)	lien position (e.g., first lien or second lien);

(bb)	a code indicating whether the Mortgage Loan is has a balloon payment;

(cc)	a code indicating whether the Mortgage Loan is an interest-only loan;

(dd)	the interest-only term, if applicable;

(ee)	the Mortgage Loan Seller;

(ff)	the original amortization term; and

(gg)	a code indicating whether such Mortgage Loan is a loan which has been pre-funded.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (n) and (o) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (c) through (h) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

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EXHIBIT 3

MORTGAGE LOAN SELLER’S INFORMATION

All information in the Term Sheet Supplement described under the following captions: “THE MORTGAGE POOL – General,” “—Prepayment Charges on the Mortgage Loans,” “—Special Characteristics of the Mortgage Loans,” “—Credit Scores” and “THE SPONSOR”; all information in the Prospectus Supplement described under the following captions: “SUMMARY OF PROSPECTUS SUPPLEMENT—The Sponsor,” “—The Mortgage Loans,” “THE MORTGAGE POOL – General,” “—Prepayment Charges on the Mortgage Loans,” “—Special Characteristics of the Mortgage Loans,” “THE SPONSOR,” “MORTGAGE LOAN ASSUMPTIONS” and “SCHEDULE A”; the information in the Mortgage Loan Schedule attached as Exhibit B to the Sale and Servicing Agreement, and the Final Loan Tape.

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EXHIBIT 4

PURCHASER’S INFORMATION

All information in the Term Sheet Supplement, Prospectus Supplement and the Prospectus, except the Mortgage Loan Seller’s Information.

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EXHIBIT 5

SCHEDULE OF LOST NOTES

Available Upon Request

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EXHIBIT 5

APPENDIX E – STANDARD & POOR’S ANTI-PREDATORY

LENDING CATEGORIZATION

REVISED March 1, 2007

APPENDIX E – Standard & Poor’s Predatory Lending Categories

Standard & Poor’s has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor’s High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

Standard & Poor’s High Cost Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan

Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan

Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003.

Other provisions of the Act took effect on June 7, 2002

Covered Loan

Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan

District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan

Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan

Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	High Cost Home Loan

Georgia as amended (Mar. 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan

HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan

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Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan

Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective January 1, 2005; amended by 2005 H.B. 1179, effective July 1, 2005.	High Cost Home Loans

Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and;
High APR Consumer Loan (id. §16a-3-308a)

Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan

Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage

Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan

Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan

New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan

New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58- 21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan

New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan

North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan

Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan

Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage

Rhode Island	Rhode Island Home Loan Protection Act, R.I. Gen. Laws §§ 34-25.2-1 et seq. Effective December 31, 2006.	High Cost Home Loan

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South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan

Tennessee	Tennessee Home Loan Protection Act, Tenn. Code Ann. §§ 45-20-101 et seq. Effective January 1, 2007.	High Cost Home Loan

West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

Standard & Poor’s Covered Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan

New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

Standard & Poor’s Home Loan Categorization
State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct. 1, 2002 – Mar. 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Home Loan

New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	Home Loan

New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58- 21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	Home Loan

North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	Consumer Home Loan

South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	Consumer Home Loan

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SCHEDULE A

REQUIRED RATINGS FOR EACH CLASS OF NOTES

Public Notes

Class	S&P	Moody’s	Fitch
Class I-A-1	AAA	Aaa	AAA
Class I-A-2	AAA	Aaa	AAA
Class II-A-1	AAA	Aaa	AAA
Class II-A-2	AAA	Aaa	AAA
Class III-A-1	AAA	Aaa	AAA
Class III-A-2	AAA	Aaa	AAA
Class IV-A-1	AAA	Aaa	AAA
Class IV-A-2	AAA	Aaa	AAA

None of the above ratings has been lowered since the respective dates of such letters.

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Private Notes

Class	S&P	Moody’s	Fitch
Class X	—	—	AAA
Class B-1	—	—	AA
Class B-2	—	—	A
Class B-3	—	—	BBB
Class B-4	—	—	BB
Class B-5	—	—	B
Class B-6	—	—	—

None of the above ratings has been lowered since the respective dates of such letters.

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SCHEDULE B

MORTGAGE LOAN SCHEDULE

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